Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE:

IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800 or
610-316-2600 (evening)
tpeters@bmtc.com
J. Duncan Smith, CFO
610-526-2466 or
610-306-8489 (evening)
jdsmith@bmtc.com

Bryn Mawr Bank Corporation Reports Third Quarter Financial Results

Capital Ratios, Asset Quality, and Core Deposit Growth

Remain Strong

Board Declares $0.14 per Share Quarterly Dividend

BRYN MAWR, Pa. October 29, 2008 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced financial results for the third quarter and nine months ended September 30, 2008.

The Corporation reported third quarter 2008 diluted earnings per share of $0.26 and net income of $2.3 million compared to diluted earnings per share of $0.40 and net income of $3.5 million in the same period last year. Return on average equity (ROE) and return on average assets (ROA) for the quarter ended September 30, 2008 were 9.55% and 0.83%, respectively. ROE was 15.90% and ROA was 1.56% in the same period last year.

Ted Peters, Chairman and Chief Executive Officer of Bryn Mawr Bank Corporation, stated, “Bryn Mawr’s strong capital ratios and credit quality culture have positioned us to execute our long-term growth strategy and build shareholder value at a time of disruption in today’s financial markets. At September 30, 2008 we remain ‘well-capitalized’ at both the Corporate and Bank level, and have not experienced any material deterioration in our overall credit quality or suffered any permanent impairment to our investment portfolio.

As a result, all of our resources and energy can be devoted to capitalizing on opportunities in the marketplace to grow market share while improving pricing and maintaining asset quality discipline. The Bryn Mawr Trust Company is actively competing for high-quality new loan and deposit account opportunities in our traditional, affluent market.”

Relative to the third quarter of 2007, results for 2008 reflected higher loan loss provisions in the leasing portfolio, expenses associated with our separate account BOLI insurance contract, a decline in the net interest margin, a decline in organic Wealth Management revenues due to the market downturn, and costs of evaluating several acquisition opportunities.

Mr. Peters continued, “In the third quarter we continued to grow our loan and lease portfolio while maintaining our credit quality standards. We also grew our non-interest income, as the acquisition of Lau Associates added $712 thousand of Wealth Management revenue, which more than offset the decrease in our organic Wealth Management revenues. In the third quarter of 2008, the number of new core deposit account openings (DDA, NOW, savings and money market) were up 65% compared to the third quarter 2007. While we remain vigilant in our management of risk and control of costs, we believe the current market climate provides a favorable competitive environment for both our existing business and our growth initiatives, including the December opening of our West Chester Regional Office and the rollout of The Bryn Mawr Trust Company of Delaware.”

Total portfolio loans and leases at September 30, 2008 were $878.2 million, an increase of $75.3 million or 9.4% from $802.9 million at December 31, 2007 and an increase of $24.8 million or 2.9% from June 30, 2008. Third quarter 2008 loan portfolio growth consisted primarily of retail and mortgage-related loans to new and existing private banking clients in our immediate service area. Home equity loans and lines increased by $11.3 million or 8.1% and residential mortgage balances were up $12.9 million or 11.2% compared to June 30, 2008. For the nine months ended September 30, 2008 loan demand from the local business community showed positive growth, as commercial and industrial loans increased $18.3 million or 8.5% and commercial mortgages grew by $16.5 million or 7.3% from December 31, 2007 due to successful new business development efforts. Lease balances of $57.0 million at

September 30, 2008 increased $11.9 million or 26.4% from December 31, 2007, but were up less than $3 million or 5.2% from June 30, 2008, as tighter underwriting standards and reduced marketing emphasis slowed growth.

The net interest margin for the third quarter of 2008 was 3.90%, compared with 3.97% in the second quarter of 2008. The net interest margin in the third quarter of 2008 compared to the second quarter of 2008 decreased due to continued market competition, as the $46.6 million growth in earning assets during the third quarter were added at average spreads that were below the composite spread of the existing portfolio. The net interest margin for the third quarter of 2008 of 3.90% was 39 basis points lower than the third quarter of 2007, due in part to reductions in the prime rate. The increase in earning assets from the third quarter of 2007 to the third quarter of 2008 was due to a planned increase in the investment portfolio to approximately 10% of earning assets and the growth in the loan and lease portfolio.

Net charge-offs for the third quarter of 2008 were 0.33% of average loans, up from 0.22% in the second quarter of 2008 and 0.17% in the third quarter of 2007, due to higher losses in the lease portfolio. Total non-performing loans and leases at September 30, 2008 of $2.1 million were 24 basis points of period end loans and leases, up from $1.7 million or 20 basis points at June 30, 2008 and 25 basis points at December 31, 2007. The provision for loan and lease losses in the current quarter was $1.1 million, up from $781 thousand in the second quarter of 2008 and zero in the third quarter of 2007. The allowance for loan and lease losses at September 30, 2008 of $9.0 million represents 1.03% of loans and leases compared to $8.7 million or 1.02% at June 30, 2008 and $8.1 million or 1.01% at December 31, 2007. The Company has not experienced any appreciable deterioration in the credit quality of its non-lease loan portfolio. However, the provision for loan and lease losses this quarter exceeded charge-offs, partially in recognition of the risk to the loan and lease portfolio from recent economic volatility. Overall, the incremental impact of the leasing company on the Corporation’s consolidated earnings through the first 9 months of 2008 is a net after tax loss of $143 thousand.

The Bryn Mawr Trust Company and Bryn Mawr Bank Corporation are both “well capitalized” as defined by Federal Regulations. The Company raised an aggregate of $15 million in subordinated debt in July and August 2008 to support organic loan growth and to offset the impact on regulatory capital from the Lau Associates acquisition. This subordinated debt has a floating interest rate, which resets quarterly at 90 day LIBOR plus 3.75% (6.55% at September 15, 2008), has a maturity of 10 years, and can be prepaid at the end of 5 years with no prepayment penalty. The Corporation obtained its subordinated debt with terms and conditions it believes are more favorable than those that would be available subsequent to the recent tightening of the credit markets. Below are the Regulatory “well capitalized” minimums and the respective ratios for both the Bank and the Corporation at September 30, 2008 and December 31, 2007:

The Bryn Mawr Trust Company (Bank):

	Regulatory Minimum Ratio to be Well
	Capitalized	09/30/08	12/31/07
Tier I Capital to Risk Weighted Assets (“RWA”)	6.0%	9.07%	9.81%
Total (Tier II) Capital to RWA	10.0%	11.46%	10.72%
Tier 1 Leverage Ratio (Tier 1 Capital to Total Quarterly Average Assets)	5.0%	8.53%	9.83%

Bryn Mawr Bank Corporation (Corporation):

	Regulatory Minimum Ratio to be Well
	Capitalized	09/30/08	12/31/07
Tier I Capital to Risk Weighted Assets (“RWA”)	6.0%	9.35%	10.40%
Total (Tier II) Capital to RWA	10.0%	11.72%	11.31%
Tier 1 Leverage Ratio (Tier 1 Capital to Total Quarterly Average Assets)	5.0%	8.76%	10.42%

On September 30, 2008, the value of the Corporation’s investment securities portfolio was $117.2 million and was approximately $3.1 million or 2.6% below amortized cost, of which $2.3 million was attributable to corporate bonds with a cost basis of $10.2 million. Because the Corporation has determined that the impairment to the value of the securities portfolio is temporary in nature and based upon its ability and intent to hold these securities, including the corporate bonds, to maturity, the impairment is not reflected in net income for the three and nine month periods ended September 30, 2008, but has been recorded as a temporary impairment of approximately $2.0 million (net of taxes) in stockholders’ equity.

For the third quarter of 2008, the aggregate average quarterly balances of interest bearing checking, money market and savings account balances rose $6.6 million or 2.1% to $313.8 million from $307.2 million in the second quarter of 2008. Average third quarter 2008 non-interest bearing balances were $145.7 million, up $2.1 million or 1.5% sequentially from second quarter 2008 averages.

Wholesale funding, which is defined as wholesale deposits (primarily wholesale certificates of deposit and funds from the Insured Network Deposit sources “IND”) and borrowed funds (FHLB advances and subordinated debt), of $317.2 million at September 30, 2008 was down $9.1 million from June 30, 2008 balances of $326.3 million, as this funding was replaced with growth in other deposits. Wholesale funding as a percentage of total funding was 31.1% at September 30, 2008 compared to 34.9% at June 30, 2008 and 23.2% at September 30, 2007. The increase in wholesale funding as a percentage of total funding from September 30, 2007 is due in part to planned improvement in liquidity, by increasing the investment portfolio to approximately 10.0% of earning assets and funding the increase with FHLB advances and wholesale certificates of deposit. The balance of the increase in wholesale funding was used to support loan and lease portfolio growth.

Non-interest income for the third quarter of 2008 was $5.4 million, $174 thousand or 3.4% higher than the comparable year ago period. This increase was primarily attributable to revenues from the newly acquired Lau Associates of $712 thousand, which more than offset a decrease in organic Wealth Management revenue, lower mortgage sale revenue, and the loss of the BOLI income. Third quarter 2008 non-interest income increased $113 thousand over the $5.2 million in the second quarter of 2008 for the same reasons.

Total third quarter 2008 Wealth Management revenue, was $3.5 million compared to $3.3 million in both the third quarter of 2007 and the second quarter of 2008. A decline in the financial markets upon which fees are based, lower estate settlement fees and, relative to the year ago period, and the loss of a significant institutional client in 2007 due to a business combination, were more than offset by the addition of the Lau Associates wealth management revenue.

Wealth assets under management, administration, supervision and brokerage at September 30, 2008, including Lau Associates, were $2.7 billion compared with $2.2 billion at June 30, 2008 and $2.3 billion at December 31, 2007. Lau Associates assets under management and supervision were not included in the June 30, 2008 or December 31, 2007 balances. Asset valuations at September 30, 2008 were negatively impacted by the decrease in financial markets averages this year.

Non-interest expense for the third quarter of 2008 was $10.1 million, an increase of $1.3 million or 15.6% over the $8.8 million in the third quarter of 2007, partially due to general staffing and benefit increases, $405 thousand of operating costs and $64 thousand in intangible asset amortization associated with Lau Associates, additional stock-based compensation costs, and costs relating to The Bryn Mawr Trust Company of Delaware. Third quarter non-interest expenses also include acquisition evaluation costs, additional FDIC insurance expense, costs related to the BOLI insurance contract, and lower deferred loan costs due to lower lease origination volume. Compared to the second quarter of 2008, non-interest expense was up $1.1 million in the third quarter of 2008, largely reflecting the Lau Associates costs, increased incentive compensation, acquisition evaluation costs, stock-based compensation, and start-up costs related to The Bryn Mawr Trust Company of Delaware.

The effective tax rate for the third quarter was 41.1%, which includes $266 thousand of taxes on the cumulative income that had been earned on the BOLI contract from inception until the time of its surrender, and higher state taxes related to the leasing company. The

Corporation’s effective tax rate was 32.1% and 33.4%, respectively, for the third quarter of 2007 and second quarter of 2008, respectively.

DIVIDEND DECLARED

On October 23, 2008, the Corporation’s Board of Directors declared a quarterly dividend of $0.14 per share, payable December 1, 2008 to shareholders of record as of November 10, 2008.

NINE MONTH RESULTS

The Corporation reported nine month 2008 net income of $8.3 million or $0.97 per diluted share, compared to net income of $10.5 million or $1.22 per diluted share in the same period last year. Net income for the first nine months of 2007, excluding an $866 thousand or $0.10 per diluted share (after tax) gain on the sale of real estate, was $9.7 million or $1.12 per diluted share.

Return on average equity (ROE) and return on average assets (ROA) for the nine months ended September 30, 2008 were 11.99% and 1.09%, respectively, compared to 16.58% (15.21% excluding the real estate gain) and 1.69% (1.55% excluding the real estate gain), respectively, for the same period last year. The tax equivalent net interest margin for the first nine months of 2008 was 3.94% compared to 4.47% in the same period last year.

Non-interest income in the first nine months of 2008 was $16.2 million, a decrease of $174 thousand compared to the first nine months of 2007. Excluding the $1.3 million gain on sale of real estate in 2007, non-interest income for the nine month period ended September 30, 2008 increased $1.2 million from the same year ago period. Other operating income, the net gain on the sale of loans, and service charges on deposit accounts were all higher in the first nine months of 2008 compared to the same period in 2007. The first nine months of 2008 benefitted from $712 thousand of Lau Associates revenues. However, the year ago period included almost $900 thousand more in aggregate Wealth Management revenues from higher estate settlement activity and assets under management of a significant institutional client that was lost due to a business combination.

For the nine month period ended September 30, 2008, non-interest expense was $28.2 million, up $2.3 million or 8.7% compared to the same period last year. The increase in non-interest expense is primarily the result of general increases in staffing and related benefit costs, $405 thousand in operating expenses associated with Lau Associates, and higher FDIC insurance costs.

The effective tax rate for the first nine months of 2008 was 35.4% compared to 32.2% for same year ago period. The higher rate in 2008 results in part from the $266 thousand of BOLI related tax and higher state taxes relating to the leasing company.

As previously announced, the Corporation will hold an earnings conference call at 8:30 a.m. EDT on Thursday, October 30, 2008. Interested parties may participate by calling 888-694-4641 at 8:25 a.m. EDT and referencing conference PIN # 68041805. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Thursday, November 13, 2008. The number to call for the taped replay is 800-642-1687 and the conference PIN # is 68041805.

The conference call will be simultaneously broadcast live over the Internet through a web cast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the web cast will be available within two hours of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

This release contains non-GAAP measures. A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP). To supplement the Corporation’s financial statements presented in accordance with GAAP, we report certain key financial measurements without the impact of a material real estate transaction.

The Corporation’s management uses these non-GAAP measures in its analysis of the Corporation’s performance. These non-GAAP measures consist of adjusting net income, non-interest income, diluted earnings per share, ROE, and ROA determined in accordance with GAAP to exclude the effects of the real estate gain in the first quarter of 2007 (i.e. year to date).

The Corporation’s Management believes that the inclusion of these non-GAAP financial measures provides useful supplemental information essential to the proper understanding of the operating results of the Corporation’s core business. These measures should be considered in addition to results prepared in accordance with GAAP, and are not substitutes for, or superior to, GAAP results. The non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance. These non-GAAP measures have been reconciled to the nearest GAAP measure in the accompanying schedule.

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “could”, “will”, “likely”, “expect,” “anticipate,” “intend”, “estimate”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital; the impact of economic conditions on our business; changes in banking regulation and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; our ability to attract and retain key personnel; competition in our marketplace; and other factors as described in our securities filings. All forward-looking statements and information made herein are based on our current expectations as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Reconciliation of Non-GAAP Information

(dollars in thousands, except per share data)

(unaudited)

	Three Month Period Ended

March 31,	Net Income		Change		Non-interest income		Change
	2008	2007	$	%	2008	2007	$	%
As reported (GAAP)	$2,898	$3,976	$(1,078)	(27.1)%	$5,630	$6,146	$(516)	(8.4)%
Non-GAAP adjustment [1]	—	(866)	866	20.3%	—	(1,333)	1,333	25.4%

Adjusted (Non-GAAP)	$2,898	$3,110	$(212)	(6.8)%	$5,630	$4,813	$817	17.0%

	Diluted Earnings Per Share		Change
					ROE		ROA
	2008	2007	$	%	2008	2007	2008	2007
As reported (GAAP)	$0.34	$0.46	$(0.12)	(26.1)%	12.83%	19.43%	1.23%	2.03%
Non-GAAP adjustment [1]	—	(0.10)	0.10	20.5%	—	(4.21)%	—	(0.44)%

Adjusted (Non-GAAP)	$0.34	$0.36	$(0.02)	(5.6)%	12.83%	15.22%	1.23%	1.59%

	Nine Month Period Ended

Sept 30,	Net Income		Change		Non-interest income		Change
	2008	2007	$	%	2008	2007	$	%
As reported (GAAP)	$8,318	$10,522	$(2,204)	(20.9)%	$16,207	$16,381	$(174)	(1.1)%
Non-GAAP adjustment [1]	—	(866)	866	7.0%	—	$(1,333)	1,333	8.8%
Adjusted (Non-GAAP)	$8,318	$9,656	$(1,338)	(13.9)%	$16,207	$15,048	$1,159	7.7%

	Diluted earnings per share		Change
					ROE		ROA
	2008	2007	$	%	2008	2007	2008	2007
As reported (GAAP)	$0.97	$1.22	$(0.25)	(20.5)%	11.99%	16.58%	1.09%	1.69%
Non-GAAP adjustment [1]	—	$(0.10)	$0.10	7.1%	—	(1.37)%	—	(0.14)%
Adjusted (Non-GAAP)	$0.97	$1.12	$(0.15)	(13.4)%	11.99%	15.21%	1.09%	1.55%

1)	The Corporation uses this non-GAAP (Generally Accepted Accounting Principles) financial information in its analysis of the Corporation’s performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and are not a substitute for, or superior to, GAAP results. The non-GAAP adjustment in the first quarter of 2007 represents the reduction of the effect of the after tax gain on sale of real estate of $866,000. The gain was calculated as the excess of the net sale proceeds over net book value, less income taxes.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

September 30, 2008

(unaudited)

	For The Three Months Ended
	Sept 30, 2008	June 30, 2008	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007
Interest income	$14,802	$14,232	$14,062	$14,300	$14,147
Interest expense	5,106	4,929	5,454	5,647	5,448

Net interest income	9,696	9,303	8,608	8,653	8,699
Provision for loan and lease losses	1,063	781	854	401	—

Net interest income after provision for loan and lease losses	8,633	8,522	7,754	8,252	8,699

Fees for wealth management services	3,544	3,291	3,312	3,482	3,310
Loan servicing and late fees	298	305	310	282	276
Service charges on deposits	409	429	392	385	363
Net gain on sale of OREO	—	—	—	—	—
Net gain on sale of loans	287	363	332	353	358
Net gain on sale of investments	—	—	222	—	—
BOLI income	—	117	143	165	175
Interest rate floor income	—	—	268	109	46
Other operating income	807	727	651	624	643

Noninterest income	5,345	5,232	5,630	5,400	5,171

Salaries and wages	5,278	4,532	4,479	4,551	4,536
Employee benefits	981	947	1,332	1,214	1,056
Occupancy and bank premises	778	715	750	725	739
Furniture fixtures and equipment	578	565	549	536	522
Advertising	265	222	272	118	237
Amortization of mortgage servicing rights	102	89	125	91	88
Intangible asset expense	64	—	—	—	—
FDIC insurance	121	122	91	21	19
Professional fees	426	364	319	372	342
Other expenses	1,555	1,447	1,162	1,363	1,241

Noninterest expense	10,148	9,003	9,079	8,991	8,780

Income before income taxes	3,830	4,751	4,305	4,661	5,090
Income tax expense	1,575	1,586	1,407	1,583	1,635

Net income	$2,255	$3,165	$2,898	$3,078	$3,455

Per share data:
Weighted average shares outstanding	8,575,904	8,571,143	8,534,467	8,522,325	8,520,843
Dilutive potential common shares	35,428	31,836	28,413	64,609	76,385

Adjusted weighted average dilutive shares	8,611,332	8,602,979	8,562,880	8,586,934	8,597,228

Basic earnings per common share	$0.26	$0.37	$0.34	$0.36	$0.41
Diluted earnings per common share	$0.26	$0.37	$0.34	$0.36	$0.40
Dividend declared per share	$0.14	$0.13	$0.13	$0.13	$0.13
Effective tax rate	41.1%	33.4%	32.7%	34.0%	32.1%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

September 30, 2008

(unaudited)

	For The Nine Months Ended
	Sept 30, 2008	Sept 30, 2007
Interest income	$43,096	$39,918
Interest expense	15,489	14,329

Net interest income	27,607	25,589
Provision for loan and lease losses	2,698	490

Net interest income after provision for loan and lease losses	24,909	25,099

Fees for wealth management services	10,147	10,020
Loan servicing and late fees	913	833
Service charges on deposits	1,230	1,079
Gain on sale of real estate	—	1,333
Net gain on sale of OREO	—	110
Net gain on sale of loans	982	897
Net gain on sale of investments	222	—
BOLI income	260	259
Interest rate floor income	268	—
Other operating income	2,185	1,850

Noninterest income	16,207	16,381

Salaries and wages	14,289	12,565
Employee benefits	3,260	3,334
Occupancy and bank premises	2,243	2,137
Furniture fixtures and equipment	1,692	1,542
Advertising	759	908
Amortization of mortgage servicing rights	316	257
Intangible asset expense	64	—
FDIC insurance	334	60
Professional fees	1,109	1,213
Other expenses	4,164	3,952

Noninterest expense	28,230	25,968

Income before income taxes	12,886	15,512
Income tax expense	4,568	4,990

Net income	$8,318	$10,522

Per share data:
Weighted average shares outstanding	8,560,566	8,545,828
Dilutive potential common shares	31,892	103,315

Adjusted weighted average shares	8,592,458	8,649,143

Basic earnings per common share	$0.97	$1.23
Diluted earnings per common share	$0.97	$1.22
Dividend declared per share	$0.40	$0.37
Effective tax rate	35.4%	32.17%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

September 30, 2008

(unaudited)

For the period end:	2008 3Q	2008 2Q	2008 1Q	2007 4Q	2007 3Q
Asset Quality Data
Nonaccrual loans and leases	$1,961	$1,697	$1,065	$747	$852
90 + days past due loans and leases	116	8	15	1,263	4

Nonperforming loans and leases	2,077	1,705	1,080	2,010	856
Other non-performing assets	136	155	64	—	—
Nonperforming assets	$2,213	$1,860	$1,144	$2,010	$856

Nonperforming loans and leases / portfolio loans	0.24%	0.20%	0.13%	0.25%	0.11%
Nonperforming assets / assets	0.20%	0.18%	0.11%	0.20%	0.10%

Non performing loans and leases by category
Residential mortgages	$1,417	$1,012	$776	$574	$589
Commercial mortgages	—	—	—	—	—
Commercial loans	48	49	50	—	36
Consumer	116	8	15	1,263	4
Leases	496	636	239	173	227

Nonperforming loans and leases	$2,077	$1,705	$1,080	$2,010	$856

Delinquency Detail
Residential mortgages	0.65%	2.01%	1.27%	2.42%	2.07%
Commercial mortgages	0.00%	0.00%	0.18%	0.00%	0.00%
Commercial loans	0.03%	0.11%	0.08%	0.03%	0.02%
Consumer	0.31%	0.51%	0.42%	0.93%	0.44%
Leases	2.67%	1.69%	1.81%	2.03%	1.06%
Total Delinquency	0.35%	0.52%	0.46%	0.70%	0.46%

Changes in the Allowance for loan and lease losses
Balance, beginning of period	$8,672	$8,358	$8,124	$8,292	$8,605

Charge-offs:
Residential mortgages	—	—	—	—	—
Commercial mortgages	—	—	—	—	—
Commercial loans	—	—	—	(41)	—
Consumer	(26)	(20)	(17)	(364)	(18)
Leases	(770)	(527)	(645)	(248)	(341)

Total	(796)	(547)	(662)	(653)	(359)

Recoveries:
Residential mortgages	—	24	—	—	—
Commercial mortgages	—	—	—	15	—
Commercial loans	—	—	—	1	45
Consumer	5	1	6	4	1
Leases	70	55	36	64	—

Total	75	80	42	84	46

Net (charge-offs) / recoveries	(721)	(467)	(620)	(569)	(313)
Provision for loan and lease losses	1,063	781	854	401	—

Balance, end of period	$9,014	$8,672	$8,358	$8,124	$8,292

Allowance for loan and lease losses / loans and lease	1.03%	1.02%	1.02%	1.01%	1.07%
Allowance for loan and lease losses / nonperforming loans and leases	434.0%	509%	774%	404%	969%

Net loan and lease charge-offs (annualized)/ average loans
Residential mortgages	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial mortgages	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial loans	0.00%	0.00%	0.00%	0.08%	0.00%
Consumer	0.06%	0.05%	0.03%	1.15%	0.06%
Leases	5.06%	3.56%	5.06%	1.78%	4.07%
Total	0.33%	0.22%	0.31%	0.29%	0.17%

For the period and period end:	2008 3Q	2008 2Q	2008 1Q	2007 4Q	2007 3Q

Selected ratios (annualized):

Return on average assets	0.83%	1.24%	1.23%	1.34%	1.56%
Return on average shareholders’ equity	9.55%	13.65%	12.83%	13.73%	15.90%
Yield on interest earning assets*	5.94%	6.05%	6.46%	6.77%	6.95%
Cost of interest bearing funds	2.47%	2.58%	3.14%	3.43%	3.44%
Net interest margin*	3.90%	3.97%	3.97%	4.11%	4.29%
Tier 1 leverage ratio	8.76%	9.70%	10.23%	10.42%	10.55%
Book value per share	$10.97	$10.97	$10.89	$10.60	$10.43
Tangible book value per share	$10.97	$10.97	$10.89	$10.60	$10.43
Period end shares outstanding	8,583,377	8,572,277	8,563,402	8,526,084	8,518,634

Selected data:

Mortgage loans originated	$24,019	$30,594	$28,780	$34,565	$37,285
Mortgage loans sold—servicing retained	$5,985	$12,642	$14,294	$8,583	$7,588
Mortgage loans sold—servicing released	$7,215	$10,149	$11,058	$12,852	$17,249
Mortgage loans serviced for others	$353,833	$358,802	$357,734	$357,363	$364,684
Brokerage assets (1)	$86,376	$88,904	$87,759	$85,338	$95,357
Wealth assets under management / supervision (Lau)	615,796	—	—	—	423,301
Wealth assets under management / administration (BMTC)	$1,964,149	$2,105,376	$2,053,207	$2,191,753	$2,251,951

Total Wealth assets under management / administration / supervision / brokerage	$2,666,321	$2,194,280	$2,140,966	$2,277,091	$2,770,609

	2008 Year-to-date	2007 Year-to-date
Selected ratios (annualized):

Return on average assets	1.09%	1.69%
Return on average shareholders’ equity	11.99%	16.58%
Yield on interest earning assets*	6.14%	6.95%
Cost of interest bearing funds	2.71%	3.27%
Net interest margin*	3.94%	4.47%

Mortgage loans originated	$83,393	$93,046
Mortgage loans sold—servicing retained	$32,921	$15,717
Mortgage loans sold—servicing released	$28,422	$51,614

*	Yield on Interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

Investment Portfolio as of September 30, 2008

($’s in thousands)

SECURITY DESCRIPTION	Amortized Cost	Fair Value	Unrealized Gain /Loss
U. S. Government Agency	16,006	15,770	(236)
State, County & Municipal	7,777	7,613	(164)
FNMA/FHLMC Mortgage Backed Securities	75,248	74,802	(446)
Foreign Debt Securities	950	947	(3)
Federated Funds	10,173	10,173	—
Corporate Bonds	10,194	7,915	(2,279)

Totals	120,348	117,220	(3,128)

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

September 30, 2008

(unaudited)

Balance Sheet For the period ended:	Sep 30, 2008	Jun 30, 2008	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007
Assets
Interest bearing deposits with banks	$11,413	$621	$513	$1,209	$1,002
Fed funds sold	6,000	—	10,500	17,000	—
Investment securities	117,220	111,870	96,852	48,402	43,720

Loans held for sale	1,987	2,304	4,496	5,125	5,757
Portfolio loans:
Consumer	8,319	8,574	8,236	7,990	8,354
Commercial & industrial	232,096	228,810	221,125	213,834	209,516
Commercial mortgages	240,996	241,597	224,604	224,510	221,296
Construction	62,299	66,861	67,283	66,901	70,509
Residential mortgages	127,798	114,924	118,117	121,313	113,705
Home equity lines & loans	149,707	138,445	126,159	123,293	114,298
Leases	56,979	54,144	51,241	45,084	37,545

Total portfolio loans and leases	878,194	853,355	816,765	802,925	775,223

Earning assets	1,014,814	968,150	929,126	874,661	825,702

Cash and due from	52,124	25,901	23,043	76,965	21,330
Allowance for loan and lease losses	(9,014)	(8,672)	(8,358)	(8,124)	(8,292)
Bank owned life insurance	15,585	15,684	15,567	15,424	15,259
Intangible assets	5,805	—	—	—	—
Other assets	53,050	48,189	44,736	43,170	40,866

Total assets	$1,132,364	$1,049,252	$1,004,114	$1,002,096	$894,865

Liabilities and shareholders’ equity
Interest-bearing checking	$134,557	$139,392	$140,467	$137,486	$123,913
Money market	137,911	124,431	137,420	114,310	114,572
Savings	67,884	38,157	37,691	36,181	36,121
IND deposits	20,045	3,551	—	—	—
Wholesale deposits	134,726	140,498	123,775	129,820	114,565
Time deposits	208,890	166,679	179,136	203,462	194,199

Interest-bearing deposits	704,013	612,708	618,489	621,259	583,370

Non-interest bearing deposits	152,304	141,114	138,465	228,269	138,254

Total deposits	856,317	753,822	756,954	849,528	721,624

Subordinated debt	15,000	—	—	—	—
Borrowed funds	147,414	182,293	110,500	45,000	68,500
Other liabilities	19,511	19,102	43,423	17,217	16,176
Shareholders’ equity	94,122	94,035	93,237	90,351	88,565

Total liabilities and shareholders’ equity	$1,132,364	$1,049,252	$1,004,114	$1,002,096	$894,865

Balance Sheet (average)	2008 3Q	2008 2Q	2008 1Q	2007 4Q	2007 3Q
Assets
Interest bearing deposits with banks	$5,894	$2,386	$5,507	$1,764	$3,172
Fed funds sold	11,668	3,200	7,318	5,438	4,884
Investment securities	112,613	105,145	56,951	42,450	44,074
Loans held for sale	1,994	3,604	4,175	4,820	5,465
Portfolio loans and leases	864,460	836,180	806,410	787,059	754,249

Earning assets	996,629	950,515	880,361	841,531	811,844

Cash and due from	22,418	19,727	22,306	21,231	22,306
Allowance for loan and lease losses	(8,732)	(8,451)	(8,179)	(8,347)	(8,712)
Bank owned life insurance	15,644	15,612	15,474	15,321	15,146
Intangible assets	4,962	—	—	—	—
Other assets	48,099	45,731	39,434	39,129	39,085

Total assets	$1,079,020	$1,023,134	$949,396	$908,865	$879,669

Liabilities and shareholders’ equity
Interest-bearing checking	$134,347	$138,539	$143,027	$130,161	$132,180
Money market	127,805	130,222	124,799	120,298	108,437
Savings	51,640	38,472	36,862	35,952	37,278
IND deposits	9,637	1,171	—	—	—
Wholesale deposits	139,871	140,288	131,505	132,439	120,222
Time deposits	200,707	169,562	195,413	190,016	192,999

Interest-bearing deposits	664,007	618,254	631,606	608,866	591,116

Non-interest bearing deposits	145,686	143,563	142,532	148,717	148,858

Total deposits	809,693	761,817	774,138	757,583	739,974

Subordinated debt	8,607	—	—	—	—
Borrowed funds	148,815	150,567	66,071	44,592	37,319
Other liabilities	17,964	17,531	18,361	17,714	16,205
Shareholders’ equity	93,941	93,228	90,826	88,976	86,171

Total liabilities and shareholders’ equity	$1,079,020	$1,023,143	$949,396	$908,865	$879,669

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

September 30, 2008

(unaudited)

Balance Sheet (average)	2008 Year-to-date	2007 Year-to-date
Assets
Interest bearing deposits with banks	$4,601	$1,419
Fed funds sold	7,411	2,842
Investment securities	91,646	45,487
Loans held for sale	3,258	4,930
Portfolio loans and leases	835,783	718,515

Earning assets	942,699	773,193

Cash and due from	21,487	23,116
Allowance for loan and lease losses	(8,455)	(8,503)
Bank owned life insurance	15,577	7,690
Intangible assets	1,666	—
Other assets	44,432	39,105

Total assets	$1,017,406	$834,601

Liabilities and shareholders’ equity
Interest-bearing checking	$138,622	$132,439
Money market	127,609	107,077
Savings	42,359	38,820
IND deposits	3,625	—
Wholesale deposits	137,231	78,811
Time deposits	188,605	186,043

Interest-bearing deposits	638,051	543,190

Non-interest bearing deposits	143,933	148,792

Total deposits	781,984	691,982

Subordinated debt	2,890	—
Borrowed funds	121,917	41,790
Other liabilities	17,946	16,252
Shareholders’ equity	92,669	84,577

Total liabilities and shareholders’ equity	$1,017,406	$834,601

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

	3rd Quarter 2008			2nd Quarter 2008			1st Quarter 2008			4th Quarter 2007			3rd Quarter 2007
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$5,894	$28	1.89%	$2,386	$13	2.19%	$5,507	$42	3.07%	$1,764	$21	4.72%	$3,172	$42	5.25%
Federal funds sold	11,668	57	1.94%	3,200	18	2.26%	7,318	60	3.30%	5,438	61	4.45%	4,884	65	5.28%
Investment securities available for sale:
Taxable	104,877	1,208	4.58%	97,360	1,120	4.63%	49,251	617	5.04%	37,325	474	5.04%	39,090	500	5.07%
Tax-exempt	7,736	93	4.78%	7,785	94	4.86%	7,700	93	4.86%	5,125	58	4.49%	4,984	57	4.54%

Investment securities available for sale	112,613	1,301	4.60%	105,145	1,214	4.64%	56,951	710	5.01%	42,450	532	4.97%	44,074	557	5.01%
Loans and leases*	866,454	13,484	6.19%	839,784	13,055	6.25%	810,585	13,321	6.61%	791,879	13,755	6.89%	759,714	13,558	7.08%

Total interest earning assets	996,629	14,870	5.94%	950,515	14,300	6.05%	880,361	14,133	6.46%	841,531	14,369	6.77%	811,844	14,222	6.95%
Cash and due from banks	22,418			19,727			22,306			21,231			22,306
Less allowance for loan and lease losses	(8,732)			(8,451)			(8,179)			(8,347)			(8,712)
Other assets	68,705			61,352			54,908			54,450			54,231

Total assets	$1,079,020			$1,023,143			$949,396			$908,865			$879,669

Liabilities:
Savings, NOW and market rate deposits	$313,792	$860	1.09%	$307,233	$794	1.04%	$304,688	$1,057	1.40%	$286,411	$1,154	1.60%	$277,895	$1,041	1.49%
IND deposits	9,637	51	2.11%	1,171	6	2.06%	—	—	—	—	—	—	—	—	—
Wholesale deposits	139,871	1,253	3.56%	140,288	1,585	4.54%	131,505	1,646	5.03%	132,439	1,741	5.22%	120,222	1,630	5.38%
Time deposits	200,707	1,598	3.17%	169,562	1,353	3.21%	195,413	2,115	4.35%	190,016	2,213	4.62%	192,999	2,282	4.69%

Total interest-bearing deposits	664,007	3,762	2.25%	618,254	3,738	2.43%	631,606	4,818	3.07%	608,866	5,108	3.33%	591,116	4,953	3.32%
Subordinated debt	8,607	151	6.98%	—	—	—	—	—	—	—	—	—	—	—	—
Borrowed funds	148,815	1,194	3.19%	150,567	1,191	3.18%	66,071	636	3.87%	44,592	539	4.80%	37,319	495	5.26%

Total interest-bearing liabilities	821,429	5,107	2.47%	768,821	4,929	2.58%	697,677	5,454	3.14%	653,458	5,647	3.43%	628,435	5,448	3.44%
Noninterest-bearing deposits	145,686			143,563			142,532			148,717			148,858
Other liabilities	17,964			17,531			18,361			17,714			16,205

Total noninterest-bearing liabilities	163,650			161,094			160,893			166,431			165,063
Total liabilities	985,079			929,915			858,570			819,889			793,498
Shareholders’ equity	93,941			93,228			90,826			88,976			86,171

Total liabilities and shareholders’ equity	$1,079,020			$1,023,143			$949,396			$908,865			$879,669

Interest income to earning assets			5.94%			6.05%			6.46%			6.77%			6.95%
Net interest spread			3.47			3.47			3.32			3.34			3.51
Effect of noninterest-bearing sources			0.43			0.50			0.65			0.77			0.78

Net interest income/ margin on earning assets		$9,763	3.90%		$9,371	3.97%		$8,679	3.97%		$8,722	4.11%		$8,774	4.29%

Tax equivalent adjustment		$68	0.03%		$68	0.03%		$71	0.03%		$69	0.03%		$74	0.04%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the Nine months ended Sept 30,

	2008			2007
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$4,601	$83	2.41%	$1,419	$56	$5.28%
Federal funds sold	7,411	135	2.43%	2,842	112	5.27%
Investment securities available for sale:
Taxable	83,906	2,946	4.69%	40,490	1,543	5.10%
Tax-exempt	7,740	279	4.81%	4,997	174	4.66%

Investment securities available for sale	91,646	3,225	4.70%	45,487	1,717	5.05%
Loans and leases *	839,041	39,859	6.35%	723,445	38,297	7.08%

Total interest earning assets	942,699	43,302	6.14%	773,193	40,182	6.95%
Cash and due from banks	21,487			$23,116
Less allowance for loan and lease losses	(8,455)			(8,503)
Other assets	61,675			46,638

Total assets	$1,017,406			$834,444

Liabilities:
Savings, NOW and market rate deposits	$308,590	$2,710	1.17%	$278,336	$3,015	1.45%
IND deposits	3,625	57	2.10%	—	—	—
Wholesale deposits	137,231	4,483	4.36%	78,811	3,183	5.40%
Time deposits	188,605	5,066	3.59%	186,043	6,449	4.63%

Total interest-bearing deposits	638,051	12,316	2.58%	543,190	12,647	3.11%
Subordinated debt	2,890	151	6.98%	—	—	—
Borrowed funds	121,917	3,022	3.31%	41,790	1,682	5.38%

Total interest-bearing liabilities	762,858	15,489	2.71%	584,980	14,329	3.27%
Noninterest-bearing deposits	143,933			148,792
Other liabilities	17,946			15,804

Total noninterest-bearing liabilities	161,879			164,596
Total liabilities	924,737			749,576
Shareholders’ equity	92,669			84,868

Total liabilities and shareholders’ equity	$1,017,406			$834,444

Interest income to earning assets			6.14%			6.95%
Net interest spread			3.43			3.68
Effect of noninterest-bearing sources			0.51			0.79

Net interest income/ margin on earning assets		$27,813	3.94%		$25,853	4.47%

Tax equivalent adjustment		$206	0.03%		$264	0.05%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.